Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

FOURTH QUARTER, FULL-YEAR 2007 RESULTS

•                  Reported operating income up 12% for full year; adjusted operating income up 27%

•                  Adjusted EBITDA of $220 million in line with guidance

•                  EPS of $(0.01), adjusted EPS $1.37, a 37% increase for full year

LINCOLNSHIRE, ILLINOIS, February 13, 2008 — ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its fourth quarter and full year results for the period ending December 31, 2007.

Full year 2007 diluted net loss was $0.7 million, or $0.01 per share, compared to net income of $7.2 million, or $0.13 per share, in the prior year.  Excluding charges, adjusted earnings were $1.37 per share, up 37% from $1.00 per share in 2006.  Adjusted supplemental EBITDA increased 11% to $219.9 million, compared to $197.4 million in the prior year.  For the full year, net sales declined 1%.  Adjusting for currency and the exit of non-strategic business, sales declined 1%.  The decrease was due to lost product placements, lower consumer demand, and volume declines due to customer inventory adjustments.

“2007 marked a year of significant improvements, with adjusted operating income growing 27%,” said David D. Campbell, chairman and chief executive officer.  “This strong bottom-line improvement was achieved despite lower sales volumes and declining profit in our commercial laminating business.  Our Office Products segment led the way, boosting its profit by 36%.  These results demonstrate that our price increases and merger integration synergies are having a significant impact on our bottom line.

“We have recently closed our two maquiladora factories in Mexico, eliminated duplicate infrastructure in Europe, and begun operations at our new distribution center in Mississippi,” Campbell continued.  “ACCO Brands is on target to realize $40 million in merger integration synergies by the end of 2008 and an additional $20 million by year-end 2009, in line with our original commitments, and on time.

“We exited 2007 as a much stronger company, poised to achieve long-term future top- and bottom-line growth,” he concluded.

During the quarter, the company engaged BMO Capital Markets to assist in the completion of a strategic review of its Commercial Laminating Solutions business, which includes a possible sale.

Fourth Quarter Results

Fourth quarter net sales increased 3%, to $533.4 million from $520.6 million.  Adjusting for the exit of non-strategic business and currency, sales decreased 1%.  The company reported a fourth quarter net loss of $14.1 million, or $0.26 per diluted share, compared to a net loss of $1.0 million, or $0.02 per diluted share, in the prior-year quarter.  The fourth quarter results include restructuring and non-recurring after-tax costs totaling $15.2 million ($19.0 million pre-tax), or $0.28 per diluted share, and a non-cash goodwill impairment charge of $35.1 million, or $0.64 per share, related to the commercial laminating business.  Excluding charges, and the goodwill impairment charge, adjusted net income increased 33% to $36.2 million, or $0.66 per diluted share, compared to $27.3 million, or $0.50 per share, in the prior-year quarter.

Results of Business Segments

Effective January 1, 2007, the company realigned and reclassified certain business segments.  All prior-year business segment information presented in this news release has been restated to reflect the new segment structure.  (Refer to the company’s report on Form 8-K furnished to the Securities and Exchange Commission on March 28, 2007 for additional information and restated 2006 and 2005 quarterly segment results under the new segment structure.)

Office Products Group

Office Products net sales increased 1% in the fourth quarter to $251.8 million, from $248.4 million.  Adjusting for the exit of non-strategic business and currency, Office Products sales declined 1%, due to lower sales demand in the U.S., as well as lost product placements.

Office Products reported operating income was $21.5 million, compared to $2.5 million in the prior-year quarter.  Adjusted operating income was $31.3 million, compared to $25.5 million, and adjusted operating income margin increased 210 basis points to 12.4% from 10.3%.  Price increases, reduced volume-rebate incentives, an increase in the level of product outsourcing to lower-cost locations, and a favorable product mix from the exit of low-margin products drove the margin improvement.  Favorable results were partly offset by manufacturing start-up inefficiencies and the continuation of higher distribution expense resulting from the ongoing business model transition.

Document Finishing Group

Document Finishing net sales decreased slightly to $165.8 million, from $166.3 million in the prior-year quarter.  Adjusting for currency, net sales decreased 6% due to lower sales through the indirect channel, reflecting lower demand, customer inventory reductions, and lost product placements.

Document Finishing reported operating income increased to $18.2 million, compared to $14.6 million in the prior-year quarter.  Adjusted operating income was $22.9 million, compared to $16.0 million, and adjusted operating income margin increased to 13.8% from 9.6%.  The adjusted operating income improvement resulted from price increases, reduced volume-rebate incentives, and lower product costs due to outsourcing, partly offset by the continuation of higher distribution expense resulting from the ongoing business model transition.

Computer Products Group

Computer Products net sales increased 12% to $70.6 million, from $63.3 million in the prior-year quarter.  Adjusting for currency and the exit of non-strategic business, Computer Products sales increased 7%, due to a recovery of growth in the U.S. and strong overall growth from new products.

Computer Products reported operating income was $16.9 million, compared to $12.1 million in the prior-year quarter.  Adjusted operating income was $18.8 million, compared to $12.1 million, and adjusted operating income margin increased to 26.6% from 19.1%.  The margin improvement was driven by the mix of products sold, including the launch of new higher-margin products, expense management, and $1.2 million income from prior-period royalties that benefited both sales and operating income.

Commercial Laminating Solutions Group

Commercial Laminating Solutions net sales increased 6% to $45.2 million, compared to $42.6 million in the prior-year quarter.  On a constant currency basis, sales increased 1%.  Higher sales volumes in high-speed films, as well as increased equipment sales in the U.S., were largely offset by continued pricing softness in the U.S. and Europe.

Commercial Laminating Solutions reported an operating loss of $36.6 million, including the $35.1 million goodwill impairment charge, compared to operating income of $3.4 million in the prior-year quarter.  Adjusted operating income was $1.0 million, compared to $3.4 million, and adjusted operating income margin decreased to 2.2% from 8.0%  Adjusted operating income was adversely affected by a significant increase in lower-cost import competition, which continued to adversely impact pricing during a period where raw material costs have continued to increase.

Business Outlook

ACCO Brands believes that current business plans and ongoing de-leveraging should result in longer-term growth rates comprising revenue growth of low- to mid-single-digits, operating income growth of low double-digits, and double-digit earnings-per-share growth.   Results in 2008 and 2009 will continue to benefit from integration synergy savings.  However, the business has experienced weaker demand in 2007 and anticipates weak demand continuing through at least the first half of 2008.  As a result, the company expects 2008 sales to be flat to down mid-single digits, with adjusted EBITDA growth of mid-single- to low double-digits, and earnings-per-share growth ranging from flat to low double-digits.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s fourth quarter results.  The call will be broadcast live via webcast.  The company has posted slides to accompany the call.  The slides and webcast can be accessed through the Investor Relations section of www.accobrands.com.  The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring and restructuring-related items, the Commercial Laminating Solutions goodwill impairment charge, and unusual tax items.  Adjusted results for 2007 also exclude the impact of adjustments to net sales related to a correction in accounting for certain prior-period customer program costs.  Adjusted supplemental EBITDA excludes restructuring and restructuring-related items, the goodwill impairment charge, prior-period sales adjustments and other non-operating items, including minority interest expense, other income and stock-based compensation expense.  Adjusted results and supplemental EBITDA are non-GAAP measures.  There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure.  Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives.  Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year.  These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion.  Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, NOBO® and Wilson Jones®, among others.  Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.  ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; the results of the strategic review being made by the company of its Commercial Laminating Solutions business and whether any transaction will be completed, or any other action taken by the company, as a result thereof; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results

(Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended December 31,
	2007			2006
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$533.4	$—	$533.4	$520.6	$—	$520.6	3%	3%
Cost of products sold	359.2	(7.0)	352.2	355.3	(3.1)	352.2	1%	—%
Advertising, selling, general and administrative expenses	115.6	(3.4)	112.2	118.4	(3.1)	115.3	(2)%	(3)%
Amortization of intangibles	2.5	—	2.5	2.6	—	2.6	(4)%	(4)%
Restructuring and asset impairment charges	8.6	(8.6)	—	18.5	(18.5)	—	(54)%	NM
Goodwill impairment	35.1	(35.1)	—	—	—	—	NM	NM
Operating income	12.4	54.1	66.5	25.8	24.7	50.5	(52)%	32%
Interest expense	16.7	—	16.7	13.9	—	13.9	20%	20%
Other (income) expense, net	(1.7)	—	(1.7)	0.3	—	0.3	NM	NM
Income (loss) before income taxes and minority interest	(2.6)	54.1	51.5	11.6	24.7	36.3	(122)%	42%
Income taxes	11.4	3.8	15.2	12.7	(3.6)	9.1	(10)%	67%
Minority interest, net of tax	0.1	—	0.1	(0.1)	—	(0.1)	NM	NM
Net income (loss)	$(14.1)	$50.3	$36.2	$(1.0)	$28.3	$27.3	NM	33%

Basic earnings (loss) per common share	$(0.26)		$0.67	$(0.02)		$0.51	NM	31%
Diluted earnings (loss) per common share:	$(0.26)		$0.66	$(0.02)		$0.50	NM	32%

Weighted average number of shares outstanding:
Basic	54.1		54.1	53.7		53.7
Diluted	54.1		54.8	53.7		54.8

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended December 31,
	2007		2006
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	32.7%	34.0%	31.8%	32.3%
Advertising, selling, general and administrative	21.7%	21.0%	22.7%	22.1%
Operating income	2.3%	12.5%	5.0%	9.7%
Income (loss) before income taxes and minority interest	(0.5)%	9.7%	2.2%	7.0%
Net income (loss)	(2.6)%	6.8%	(0.2)%	5.2%
Income tax rate	NM	29.5%	109.5%	25.1%

(A)      Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, goodwill impairment charge, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, and certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate.

Reconciliation of Adjusted Supplemental EBITDA to Net Loss

(Unaudited)

(In millions of dollars)

	Three Months Ended December 31,
	2007	2006	% Change
Net loss	$(14.1)	$(1.0)	NM
Restructuring and asset impairment charges	8.6	18.5	(54)%
Restructuring-related charges included in Cost of products sold	7.0	3.1	126%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	3.4	3.1	10%
Goodwill impairment	35.1	—	NM
Income taxes impact of adjustments	(3.8)	3.6	(206)%
Adjusted net income	36.2	27.3	33%
Interest expense, net	16.7	13.9	20%
Adjusted income tax expense	15.2	9.1	67%
Depreciation (B)	8.2	9.1	(10)%
Amortization of intangibles	2.5	2.6	(4)%
Minority interest expense, net of taxes	0.1	(0.1)	NM
Other (income) expense, net	(1.7)	0.3	NM
Stock-based compensation expense	1.1	4.3	(74)%
Adjusted supplemental EBITDA	$78.3	$66.5	18%

Adjusted supplemental EBITDA as a % of Net Sales	14.7%	12.8%

(B)        Represents total depreciation less depreciation of $0.7 million and $1.3 million for the three months ended December 31, 2007 and 2006, respectively, that have been included in restructuring-related costs, which are excluded from adjusted net income.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results

(Unaudited)

(In millions of dollars, except per share data)

	Twelve Months Ended December 31,
	2007			2006
	Reported	Excluded Charges(A)	Adjusted	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$1,938.9	$0.8	$1,939.7	$1,951.0	$—	$1,951.0	(1)%	(1)%
Cost of products sold	1,348.6	(17.2)	1,331.4	1,382.8	(10.8)	1,372.0	(2)%	(3)%
Advertising, selling, general and administrative expenses	448.9	(16.3)	432.6	448.1	(10.8)	437.3	—%	(1)%
Amortization of intangibles	10.4	—	10.4	11.1	—	11.1	(6)%	(6)%
Restructuring and asset impairment charges	23.1	(23.1)	—	44.1	(44.1)	—	(48)%	NM
Goodwill impairment	35.1	(35.1)	—	—	—	—	NM	NM
Operating income	72.8	92.5	165.3	64.9	65.7	130.6	12%	27%
Interest expense	64.1	—	64.1	61.1	—	61.1	5%	5%
Other income, net	(7.2)	—	(7.2)	(3.8)	—	(3.8)	(89)%	(89)%
Income before income taxes and minority interest	15.9	92.5	108.4	7.6	65.7	73.3	109%	48%
Income taxes	16.0	16.3	32.3	0.2	18.6	18.8	NM	72%
Minority interest, net of tax	0.6	—	0.6	0.2	—	0.2	200%	200%
Net income (loss)	$(0.7)	$76.2	$75.5	$7.2	$47.1	$54.3	(110)%	39%

Basic earnings (loss) per common share	$(0.01)		$1.40	$0.13		$1.02	(108)%	37%
Diluted earnings (loss) per common share:	$(0.01)		$1.37	$0.13		$1.00	(108)%	37%

Weighted average number of shares outstanding:
Basic	54.0		54.0	53.4		53.4
Diluted	54.0		55.0	54.3		54.3

Statistics (as a % of Net sales, except Income tax rate)

	Twelve Months Ended December 31,
	2007		2006
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.4%	31.4%	29.1%	29.7%
Advertising, selling, general and administrative	23.2%	22.3%	23.0%	22.4%
Operating income	3.8%	8.5%	3.3%	6.7%
Income before income taxes and minority interest	0.8%	5.6%	0.4%	3.8%
Net income (loss)	0.0%	3.9%	0.4%	2.8%
Income tax rate	100.6%	29.8%	2.6%	25.6%

(A)      Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring and asset impairment charges, goodwill impairment charge, restructuring-related charges included in cost of products sold and advertising, selling, general and administrative expenses, certain non-recurring income tax items related to adjustments and impacting the Company’s effective tax rate and an adjustment to sales for certain prior-period customer program costs.

Reconciliation of Adjusted Supplemental EBITDA to Net Income (Loss)

(Unaudited)

(In millions of dollars)

	Twelve Months Ended December 31,
	2007	2006	% Change
Net income (loss)	$(0.7)	$7.2	(110)%
Prior-period sales adjustment	0.8	—	NM
Restructuring and asset impairment charges	23.1	44.1	(48)%
Restructuring-related charges included in Cost of products sold	17.2	10.8	59%
Restructuring-related charges included in Advertising, selling, general and administrative expenses	16.3	10.8	51%
Goodwill impairment	35.1	—	NM
Income taxes impact of adjustments	(16.3)	(18.6)	12%
Adjusted net income	75.5	54.3	39%
Interest expense, net	64.1	61.1	5%
Adjusted income tax expense	32.3	18.8	72%
Depreciation (B)	32.8	37.1	(12)%
Amortization of intangibles	10.4	11.1	(6)%
Minority interest expense, net of taxes	0.6	0.2	200%
Other income, net	(7.2)	(3.8)	(89)%
Stock-based compensation expense	11.4	18.6	(39)%
Adjusted supplemental EBITDA	$219.9	$197.4	11%

Adjusted supplemental EBITDA as a % of Net Sales	11.3%	10.1%

(B)        Represents total depreciation less depreciation of $1.3 million and $2.8 million for the twelve months ended December 31, 2007 and 2006, respectively, that have been included in restructuring-related costs, which are excluded from adjusted net income.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

2007					2006					Changes
Adjusted Net Sales(A)	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Net Sales	Reported OI	Excluded Charges	Adjusted OI	Adjusted OI Margin	Sales $	Sales %	Adjusted OI $	Adjusted OI %	Margin Points

Q1:
Office Products	$218.8	$11.4	$5.9	$17.3	7.9%	$230.5	$5.8	$6.8	$12.6	5.5%	$(11.7)	(5)%	$4.7	37%	240
Document Finishing	137.7	3.7	2.1	5.8	4.2%	141.6	5.9	1.5	7.4	5.2%	(3.9)	(3)%	(1.6)	(22)%	(100)
Computer Products	49.6	5.6	1.0	6.6	13.3%	51.9	8.3	—	8.3	16.0%	(2.3)	(4)%	(1.7)	(20)%	(270)
Commercial Laminating Solutions	41.5	0.6	0.2	0.8	1.9%	44.6	3.2	—	3.2	7.2%	(3.1)	(7)%	(2.4)	(75)%	(530)
Corporate	—	(8.3)	—	(8.3)		—	(9.5)	1.3	(8.2)		—		(0.1)
Total	$447.6	$13.0	$9.2	$22.2	5.0%	$468.6	$13.7	$9.6	$23.3	5.0%	$(21.0)	(4)%	$(1.1)	(5)%	—

Q2:
Office Products	$228.3	$12.6	$6.3	$18.9	8.3%	$231.9	$(6.4)	$13.1	$6.7	2.9%	$(3.6)	(2)%	$12.2	182%	540
Document Finishing	139.0	5.5	3.0	8.5	6.1%	135.6	4.4	2.1	6.5	4.8%	3.4	3%	2.0	31%	130
Computer Products	53.3	9.9	1.2	11.1	20.8%	51.2	6.5	1.3	7.8	15.2%	2.1	4%	3.3	42%	560
Commercial Laminating Solutions	44.3	—	0.3	0.3	0.7%	43.9	4.0	—	4.0	9.1%	0.4	1%	(3.7)	(93)%	(840)
Corporate	—	(7.6)	0.3	(7.3)		—	(8.6)	1.3	(7.3)		—		—
Total	$464.9	$20.4	$11.1	$31.5	6.8%	$462.6	$(0.1)	$17.8	$17.7	3.8%	$2.3	1%	$13.8	78%	300

Q3:
Office Products	$244.0	$14.4	$10.3	$24.7	10.1%	$252.3	$11.9	$11.0	$22.9	9.1%	$(8.3)	(3)%	$1.8	8%	100
Document Finishing	145.9	4.9	6.2	11.1	7.6%	142.8	5.6	2.3	7.9	5.5%	3.1	2%	3.2	41%	210
Computer Products	60.2	14.0	1.3	15.3	25.4%	62.2	14.6	0.3	14.9	24.0%	(2.0)	(3)%	0.4	3%	140
Commercial Laminating Solutions	43.7	0.3	0.4	0.7	1.6%	41.9	1.4	—	1.4	3.3%	1.8	4%	(0.7)	(50)%	(170)
Corporate	—	(6.6)	(0.1)	(6.7)		—	(8.0)	—	(8.0)		—		1.3
Total	$493.8	$27.0	$18.1	$45.1	9.1%	$499.2	$25.5	$13.6	$39.1	7.8%	$(5.4)	(1)%	$6.0	15%	130

Q4:
Office Products	$251.8	$21.5	$9.8	$31.3	12.4%	$248.4	$2.5	$23.0	$25.5	10.3%	$3.4	1%	$5.8	23%	210
Document Finishing	165.8	18.2	4.7	22.9	13.8%	166.3	14.6	1.4	16.0	9.6%	(0.5)	—%	6.9	43%	420
Computer Products	70.6	16.9	1.9	18.8	26.6%	63.3	12.1	—	12.1	19.1%	7.3	12%	6.7	55%	750
Commercial Laminating Solutions	45.2	(36.6)	37.6	1.0	2.2%	42.6	3.4	—	3.4	8.0%	2.6	6%	(2.4)	(71)%	(580)
Corporate	—	(7.6)	0.1	(7.5)		—	(6.8)	0.3	(6.5)		—		(1.0)
Total	$533.4	$12.4	$54.1	$66.5	12.5%	$520.6	$25.8	$24.7	$50.5	9.7%	$12.8	3%	$16.0	32%	280

YTD:
Office Products	$942.9	$59.9	$32.3	$92.2	9.8%	$963.1	$13.8	$53.9	$67.7	7.0%	$(20.2)	(2)%	$24.5	36%	280
Document Finishing	588.4	32.3	16.0	48.3	8.2%	586.3	30.5	7.3	37.8	6.4%	2.1	—%	10.5	28%	180
Computer Products	233.7	46.4	5.4	51.8	22.2%	228.6	41.5	1.6	43.1	18.9%	5.1	2%	8.7	20%	330
Commercial Laminating Solutions	174.7	(35.7)	38.5	2.8	1.6%	173.0	12.0	—	12.0	6.9%	1.7	1%	(9.2)	(77)%	(530)
Corporate	—	(30.1)	0.3	(29.8)		—	(32.9)	2.9	(30.0)		—		0.2
Total	$ 1,939.7	$ 72.8	$ 92.5	$ 165.3	8.5%	$ 1,951.0	$ 64.9	$ 65.7	$ 130.6	6.7%	$ (11.3)	(1)%	$ 34.7	27%	180

(A) Q1 2007, Q3 2007 and YTD net sales are presented on an adjusted basis to exclude the impact of adjustments related to certain prior-period customer program costs.  The reconciliations by segment for each of these periods is as follows:

	Q1 2007 Sales			Q3 2007 Sales			YTD Sales
	Reported	(A)	Adjusted	Reported	(A)	Adjusted	Reported	(A)	Adjusted
Office Products	$217.3	$1.5	$218.8	$244.8	$(0.8)	$244.0	$942.2	$0.7	$942.9
Document Finishing	137.7	—	137.7	145.9	—	145.9	588.4	—	588.4
Computer Products	49.4	0.2	49.6	60.3	(0.1)	60.2	233.6	0.1	233.7
Commercial Laminating Solutions	41.5	—	41.5	43.7	—	43.7	174.7	—	174.7
Total	$445.9	$1.7	$447.6	$494.7	$(0.9)	$493.8	$1,938.9	$0.8	$1,939.7

ACCO Brands Corporation

Supplemental 2007 Net Sales Growth Analysis

(Unaudited)

	Percent Change — Sales
	Adjusted Net Sales Growth	Currency Translation	Exited/ Divested Businesses	Comparable Sales Growth	Price	Volume
Q1 2007:
Office Products	(5.1)%	2.9%	(6.6)%	(1.4)%	2.4%	(3.8)%
Document Finishing	(2.8)%	2.8%	(1.6)%	(4.0)%	1.9%	(5.9)%
Computer Products	(4.4)%	3.1%	(3.1)%	(4.4)%	(0.6)%	(3.8)%
Commercial Laminating Solutions	(7.0)%	2.5%	—%	(9.5)%	(1.8)%	(7.7)%
Total	(4.5)%	2.9%	(4.1)%	(3.3)%	1.5%	(4.8)%

Q2 2007:
Office Products	(1.6)%	2.8%	(6.6)%	2.2%	4.2%	(2.0)%
Document Finishing	2.5%	3.2%	(0.7)%	—%	1.5%	(1.5)%
Computer Products	4.1%	3.1%	(1.8)%	2.8%	1.8%	1.0%
Commercial Laminating Solutions	0.9%	2.5%	—%	(1.6)%	(1.8)%	0.2%
Total	0.5%	2.9%	(3.7)%	1.3%	2.6%	(1.3)%

Q3 2007:
Office Products	(3.3)%	3.3%	(5.8)%	(0.8)%	2.8%	(3.6)%
Document Finishing	2.2%	3.3%	—%	(1.1)%	2.2%	(3.3)%
Computer Products	(3.2)%	3.1%	(1.4)%	(4.9)%	(1.4)%	(3.5)%
Commercial Laminating Solutions	4.3%	3.3%	—%	1.0%	(1.4)%	2.4%
Total	(1.1)%	3.3%	(3.1)%	(1.3)%	1.8%	(3.1)%

Q4 2007:
Office Products	1.4%	5.0%	(2.8)%	(0.8)%	2.7%	(3.5)%
Document Finishing	(0.3)%	5.2%	—%	(5.5)%	1.4%	(6.9)%
Computer Products	11.5%	5.7%	(1.4)%	7.2%	2.8%	4.4%
Commercial Laminating Solutions	6.1%	5.4%	—%	0.7%	(2.6)%	3.3%
Total	2.5%	5.2%	(1.5)%	(1.2)%	1.9%	(3.1)%

2007 YTD
Office Products	(2.1)%	3.5%	(5.4)%	(0.2)%	3.0%	(3.2)%
Document Finishing	0.4%	3.7%	(0.6)%	(2.7)%	1.8%	(4.5)%
Computer Products	2.2%	3.8%	(1.9)%	0.3%	0.7%	(0.4)%
Commercial Laminating Solutions	1.0%	3.4%	—%	(2.4)%	(1.9)%	(0.5)%
Total	(0.6)%	3.6%	(3.1)%	(1.1)%	1.9%	(3.0)%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	December 31, 2007	December 31, 2006
Current debt obligations, including current portion of long-term debt	$6.8	$4.8
Long-term debt obligations	768.5	800.3
Total outstanding debt	775.3	805.1
Less: cash and cash equivalents	42.3	50.0
Net debt	$733.0	$755.1

Rollforward of Outstanding Debt	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2007
Balance, beginning of period	$823.3	$805.1
Debt repayment	(50.0)	(39.6)
Impact of change in FX rates	2.0	9.8
Balance, end of period	$775.3	$775.3

Leverage Ratio (Debt to EBITDA)	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$219.9	$197.4
Net debt (see above)	$733.0	$755.1

Leverage (net debt divided by TTM adjusted supplemental EBITDA)	3.3	3.8

Interest Coverage Ratio (EBITDA to Interest)	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Trailing twelve months (TTM) adjusted supplemental EBITDA (A)	$219.9	$197.4
Trailing twelve months interest expense, net of interest income (A)	$64.1	$61.1

Interest coverage (TTM adjusted supplemental EBITDA divided by TTM interest expense)	3.4	3.2

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended December 31, 2007	Twelve Months Ended December 31, 2006
Current assets, excluding cash and cash equivalents (B)	$784.6	$772.2
Current liabilities, excluding current debt obligations (C)	496.2	491.3
Net working capital	$288.4	$280.9

Trailing twelve months (TTM) adjusted net sales (A)	$1,939.7	$1,951.0

Working capital ratio (net working capital divided by TTM adjusted net sales) (A)	14.9%	14.4%

(A)         Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year.  These measures may be inconsistent with similar measures presented by other companies.  See page 12 for a reconciliation of trailing twelve months supplemental EBITDA to reported quarterly net income and trailing twelve months interest expense to reported quarterly interest expense.

(B)           Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.

(C)           Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended December 31,
	2007	2006
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$8.9	$10.4
Intangible amortization expense	$2.5	$2.6
Stock-based compensation expense	$1.1	$4.3

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$21.0	$11.0
Restructuring and integration activities	$18.6	$10.1

	Twelve Months Ended December 31,
	2007	2006
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$34.1	$39.9
Intangible amortization expense	$10.4	$11.1
Stock-based compensation expense	$11.4	$18.6

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$59.1	$33.1
Restructuring and integration activities	$59.4	$29.7

ACCO Brands Corporation

Reconciliation of Trailing Twelve Months Adjusted Supplemental EBITDA to Net Income

(Unaudited)

(In millions of dollars)

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Trailing Twelve Months Metrics

Adjusted net sales	$447.6	$464.9	$493.8	$533.4	$1,939.7

Net income (loss)	$0.2	$4.5	$8.7	$(14.1)	$(0.7)
Prior-period sales adjustment	1.7	—	(0.9)	—	0.8
Restructuring and asset impairment charges	0.7	2.4	11.4	8.6	23.1
Restructuring-related charges included in COS	3.0	4.1	3.1	7.0	17.2
Restructuring-related charges included in SG&A	3.8	4.6	4.5	3.4	16.3
Goodwill impairment	—	—	—	35.1	35.1
Income taxes adjustments	(2.9)	(3.9)	(5.7)	(3.8)	(16.3)

Adjusted net income	$6.5	$11.7	$21.1	$36.2	$75.5

Interest expense, net	14.9	16.0	16.5	16.7	64.1
Adjusted income taxes	1.6	5.2	10.3	15.2	32.3
Depreciation expense (A)	8.0	8.0	8.6	8.2	32.8
Amortization of intangibles	2.6	2.7	2.6	2.5	10.4
Minority interest, net of tax	0.1	0.2	0.2	0.1	0.6
Other income, net	(0.9)	(1.6)	(3.0)	(1.7)	(7.2)
Stock-based compensation expense	3.7	4.1	2.5	1.1	11.4

Adjusted supplemental EBITDA	$36.5	$46.3	$58.8	$78.3	$219.9

(A)

Represents total depreciation less depreciation of $0.2 million, $0.2 million, $0.2 million and $0.7 million for the three months ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, respectively, included in restructuring-related costs, which are excluded from adjusted net income.